Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 15, 2016 relating to the financial statements, financial schedule and the effectiveness of internal control over financial reporting, which appear in Constellium N.V’s Annual Report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cédric Le Gal, PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

May 13, 2016